Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David Shorey, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that the Annual Report of ABCO Energy, Inc. on Form 10-K, as amended, for the fiscal year ended December 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of ABCO Energy, Inc.

Date: May 12, 2022	By:	/s/ DAVID SHOREY
	Name:	David Shorey
	Title:	Chief Executive Officer

I, David Shorey, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of ABCO Energy, Inc., on Form 10-K, as amended, for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of ABC Company.

Date: May 12, 2022	By:	/s/ DAVID SHOREY
	Name:	David Shorey
	Title:	Chief Financial Officer